SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 11, 2008

SINO GAS INTERNATIONAL HOLDINGS, INC.
(Exact name of registrant as specified in Charter)

Utah	000-51364	32-0028823
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

No.18 Zhong Guan Cun Dong St.
Haidian District
Beijing 100083, People’s Republic of China
(Address of Principal Executive Offices)

86-10-82600527
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Election of New Director

On March 10, 2008, Mr. Xinmin Zhang was elected to the position of Director of the Company. From December 1999 to present, Mr. Zhang is the Dean of International Business School, University of International Business and Economics (“UIBE”) in Beijing, China. From September 1994 to December 1999, he was the Vice Dean of International Business School, UIBE. He is a Certified Public Accountant and also a professor of Accounting of UIBE. Mr. Zhang now serves as the independent director of three listed companies in China which are Minmetals Development Co., Ltd, Gree Corporation, Guangcai Construction Co., Ltd. Mr. Zhang obtained his Bachelor of Engineering from Northern Industrial University in 1983, his Master of Economics from Renmin University in 1989 and his Ph.D. in Management Science from Northeastern University of Economics and Trade in 2001.

Mr. Zhang’s term as a Director will be for two years. His annual maximum compensation will be no more than $15,000.00. He will be reimbursed for expenses such as round-trip air fare, telephone charges.

The information contained in this Current Report on Form 8-K and the exhibits attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or such exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in or exhibits to this Form 8-K shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINO GAS INTERNATIONAL HOLDINGS, INC.

Date: March 11, 2008	By:	/s/ Yuchuan Liu
Name: Yuchuan Liu
Title: Chief Executive Officer